Earnings Report July 26, 2012 Neustar, Inc Supplemental Information Exhibit 99.2

Revenue by Segment
Carrier Services:
Numbering Services – We operate and maintain authoritative databases for telephone number resources utilized by our carrier customers and manage the telephone number lifecycle. The services utilizing these databases are: NPAC Services in the United States and Canada, International LNP Services and Number Administration.
Order Management Services – Our Order Management Services (OMS) permit carrier customers, through a single interface, to exchange essential operating data with multiple carriers in order to provision services.
IP Services – We provide scalable IP services to carriers which allow them to manage access for the routing of IP communications.
Enterprise Services:
Internet Infrastructure Services – We provide a suite of domain name systems (DNS) services to our enterprise customers built on a global directory platform. These services include Managed DNS,
Monitoring and Load Testing, and IP Geolocation.
Registry Services – We operate the authoritative registries for certain Internet domain names and operate the authoritative U.S. Common Short Code (CSC) registry on behalf of wireless carriers in the United
States. These services include the registry services for .biz, .us, .co, .tel and .travel domain names, as well as the registry for U.S. Common Short Codes.
Information Services:
Identification Services – Our real-time identification services include the provision of caller-name and related information to telephony providers, delivery of identity and other attribute data for use in call centers or in remarketing efforts, and geographic-based solutions for intelligent call routing, Web-based location lookup, and site planning.
Verification & Analytics Services – We provide verification services that allow clients to validate customer-provided information, enhance sales leads and assign quality ratings to maximize a prospect’s
“reachability.” Our broad-based analytic capabilities also utilize real-time predictive scoring to determine which prospects are most likely to purchase, become a high-value customer or respond to a particular marketing campaign. We also provide an intelligent, privacy-friendly mechanism for  delivering targeted, real-time advertising on the Internet.
Local Search & Licensed Data Services – We provide an online listing identity management solution that provides the essential tools to verify, enhance and manage the identity of local listings across the
Web. We also maintain an expansive data repository that provides a more current alternative to Directory Listing and White Page compilations.
Segment Revenue ($ in 000s) Full-Year
Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30,
Carrier Services
    Numbering Services 99,426 98,813 99,924 99,810 397,973 110,489 110,896
    Order Management Services 7,144 8,481 10,236 9,943 35,804 10,910 10,541
    IP Services 3,045 3,540 3,995 3,537 14,117 2,974 4,910
   Total Carrier Services revenue 109,615 110,834 114,155 113,290 447,894 124,373 126,347
Enterprise Services
    Internet Infrastructure Services (IIS) 20,404 20,117 20,484 21,982 82,987 21,723 22,455
    Registry Services 16,076 16,732 17,858 17,737 68,403 17,762 19,634
   Total Enterprise Services revenue 36,480 36,849 38,342 39,719 151,390 39,485 42,089
Information Services
    Identification Services –       –       –       13,873 13,873 22,719 22,957
    Verification & Analytics Services –       –       –       4,465 4,465 8,236 9,821
    Local Search & Licensed Data Services –       –       –       2,833 2,833 4,769 5,248
   Total Information Services revenue –       –       –       21,171 21,171 35,724 38,026
   Total consolidated revenue 146,095 147,683 152,497 174,180 620,455 199,582 206,462
2012 Qtr Ended, 2011 Quarter Ended,

Key Performance Metrics
Metrics Full-Year
Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30,
Carrier Services
NPAC Services transactions (in thousands) 131,278   130,121   117,792   89,746     468,937   113,251   125,479
Enterprise Services
IIS queries (in billions) 1,090       881          962          1,029       3,962       982          986
IIS new customers 287          306          242          258          1,093       253          222
IIS upgrades 321          311          318          311          1,261       381          367
Registry - domain names under management (in thousands) 5,143       5,310       5,403       5,451       5,451       5,736       5,787
CSC - codes under management 4,103       4,256       4,370       4,565       4,565       4,667       4,681
2012 Qtr Ended, 2011 Quarter Ended,

Expense by Type
by Quarter and as a Percentage of Revenue
$ in 000s
Full-Year 2011 Quarter Ended, 2012 Qtr Ended,
Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30,
Revenue 146,095 147,683 152,497 174,180 620,455 199,582 206,462
Expense by type
Cost of revenue (excl. depreciation & amortization) 31,052 31,417 34,194 41,329 137,992
% of Revenue 21% 21% 22% 24% 22%
Sales and marketing
% of Revenue
Research and development
% of Revenue
General and administrative
% of Revenue
Depreciation & amortization
% of Revenue
Restructuring charges (recoveries)
% of Revenue
Total operating expense
44,898 46,127
24,939 26,267 25,069 33,580 109,855 38,353 41,073
17% 18% 16% 19% 18% 19% 20%
3,996 3,441 3,746 6,326 7,724 8,096
22% 22%
17,509
3% 2% 2% 4% 3% 4% 4%
20,215 21,949 20,960 33,193 96,317
14% 15% 14% 19% 16%
10,486 22,706 22,713
432 (12) 3,162 3,549
135,196 138,102
20,993 20,091
11% 10%
9,146 9,386 17,191 46,209
7% 10% 7% 11% 11%
(33) 522 2
0% 0% 2% 1% 0% 0%
89,780 92,448 94,422 134,781 411,431
6% 6%
0%

Expense Details
Other Details and Headcount
Stock-based compensation by type ($ in 000s) Full-Year
Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30,
Cost of revenue 476              616              780              940              2,812           555              1,158
Sales and marketing 1,726           1,989           1,907           2,378           8,000           1,736           3,004
Research and development 335              312              345              381              1,373           359              561
General and administrative 3,479           3,083           3,428           5,316           15,306         1,251           2,326
   Total stock-based compensation expense 6,016           6,000           6,460           9,015           27,491         3,901           7,049
Amortization of intangibles ($ in 000s) 1,129           1,110           1,716           8,152           12,107         12,572          12,571
Headcount by type Year-End
Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30,
Cost of revenue 385              390              430              658              658              659              674
Sales and marketing 300              306              327              461              461              461              470
Research and development 83                78                77                137              137              141              158
General and administrative 199              200              200              232              232              228              230
   Total headcount 967              974              1,034           1,488           1,488           1,489           1,532
2012 Qtr Ended,
2012 Qtr Ended,
2011 Quarter Ended,
2011 Quarter Ended,

Non-GAAP Financial
Measures
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
Neustar reports its results in accordance with generally accepted accounting principles in the United States (GAAP).  In this section, Neustar is also providing certain non-GAAP financial measures and reconciliations to the most directly comparable GAAP measure. Neustar cautions investors that the non-GAAP financial measures presented are intended to supplement Neustar’s GAAP results and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with
GAAP and reconciliations from these results should be carefully evaluated.  In addition, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies.  Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s operating results to prior periods, as well as against the performance of other companies.

Reconciliation of Segment Contribution
$ in 000s Full-Year
Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30,
Segment contribution
    Carrier Services 96,579 97,570 99,302 97,549 391,000 108,446 110,438
    Enterprise Services 15,651 15,418 16,551 17,460 65,080 16,731 18,866
    Information Services –       –       –       12,583 12,583 18,014 16,991
    Total segment contribution 112,230 112,988 115,853 127,592 468,663 143,191 146,295
Indirect operating expense:
    Cost of revenue (excl. depreciation & amortization) 19,627 19,742 20,424 24,197 83,990 24,269 24,741
    Sales and marketing 3,825 4,617 3,584 5,314 17,340 5,730 6,635
    Research and development 3,598 2,912 3,575 6,149 16,234 4,860 4,431
    General and administrative 19,287 21,108 19,742 32,180 92,317 20,718 19,413
    Depreciation and amortization 9,146 9,386 10,486 17,191 46,209 22,706 22,713
    Restructuring charges (recoveries) 432 (12) (33) 3,162 3,549 522 2
    Consolidated income from operations 56,315 55,235 58,075 39,399 209,024 64,386 68,360
2011 Quarter Ended, 2012 Qtr Ended,

Adjusted Net Income from Continuing Operations
$ in 000s, except per share amounts Full-Year 2012 YTD
2011 Mar 31, Jun 30, Jun 30,
Revenue 620,455 199,582 206,462 406,044
Income from operations 209,024 64,386 68,360 132,746
Add:   Other (expense) income (4,313) (7,964) (8,294) (16,258)
Income from continuing operations before income taxes 204,711 56,422 60,066 116,488
Less:  Provision for income taxes, continuing operations 81,137 22,460 21,474 43,934
Income from continuing operations 123,574 33,962 38,592 72,554
Add:   Stock-based compensation 27,491 3,901 7,049 10,950
Add:   Amortization of acquired intangible assets 12,107 12,572 12,571 25,143
Add:   TARGUSinfo acquisition-related costs
(1) 11,602 - - -
Add:   Tender offer costs
(2) 2,413 - - -
Less:  Adjustment for provision for income taxes
(3)(4)
(18,173) (6,557) (7,014) (13,613)
Adjusted net income from continuing operations 159,014 43,878 51,198 95,034
Adjusted net income margin from continuing operations
(5)
26% 22% 25% 23%
Adjusted net income from continuing operations per diluted share
(6)
$2.13 $0.64 $0.75 $1.39
Weighted average diluted common shares outstanding 74,496 68,478 67,887 68,132
2012 Qtr Ended,
(1)
Amounts represent costs incurred by the Company in connection with its acquisition of Targus Information Corporation (TARGUSinfo).
(2)
Amounts represent costs incurred by the Company to repurchase 7.2 million shares of its Class A common stock through a modified “Dutch auction” tender offer which closed on December 8, 2011.  These costs were not deductible for income tax purposes.
(3)
Adjustment reflects the estimated tax effect of adjustments for stock-based compensation expense, amortization of acquired intangible assets and approximately
$6.3 million of  tax deductible TARGUSinfo acquisition-related costs based on the effective tax rate for income from continuing operations for the applicable period.
(4)
Quarterly amounts for the adjustment for provision for income taxes do not add to the full year amount due to differences in the effective tax rate for income from continuing operations for the applicable quarters compared to effective annual tax rate.
(5)
Adjusted net income margin is a measure of adjusted net income from continuing operations as a percentage of revenue.
(6)
Quarterly amounts for adjusted net income from continuing operations per diluted share may not add to the full year amount due to differences in the adjustment for provision for income taxes discussed in (4) above.